CONTACT:	FOR IMMEDIATE RELEASE
Bryan R. McKeag	October 28, 2013
Executive Vice President
Chief Financial Officer
(563) 589-1994
bmckeag@htlf.com

HEARTLAND FINANCIAL USA, INC. REPORTS THIRD QUARTER 2013 RESULTS

Quarterly Highlights

▪	Net income available to common stockholders of $6.5 million or $0.38 per diluted common share
▪	Return on average common equity of 8.38%
▪	Net interest margin of 3.81%
▪	Loan growth of $69.3 million or 10% annualized since June 30, 2013
▪	Deposit growth of $83.9 million or 9% annualized since June 30, 2013
▪	Purchase of Morrill Bancshares, Inc. completed on October 18, 2013

	Quarter Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net income (in millions)	$6.8	$13.6	$28.9	$40.4
Net income available to common stockholders (in millions)	6.5	12.6	28.0	37.4
Diluted earnings per common share	0.38	0.75	1.63	2.24

Return on average assets	0.53%	1.11%	0.76%	1.14%
Return on average common equity	8.38	16.79	11.63	17.44
Net interest margin	3.81	3.84	3.77	4.03

“Though Heartland’s third quarter earnings fell short of our expectations, we were pleased to see many positive results for the period. Notable highlights include improved loan growth, solid pre-tax, pre-provision earnings, an increase in net interest margin to 3.81% and year-to-date return on equity of 11.63%.”

Lynn B. Fuller, chairman, president and chief executive officer, Heartland Financial USA, Inc.

Dubuque, Iowa, Monday, October 28, 2013-Heartland Financial USA, Inc. (NASDAQ: HTLF) today reported net income available to common stockholders was $6.5 million, or $0.38 per diluted common share, for the quarter ended September 30, 2013, compared to $12.6 million, or $0.75 per diluted common share, for the third quarter of 2012. Return on average common equity was 8.38% and return on average assets was 0.53% for the third quarter of 2013, compared to 16.79% and 1.11%, respectively, for the same quarter in 2012.

Earnings for the third quarter of 2013 were below earnings for the third quarter of 2012, primarily as a result of an $8.5 million decrease in gains on sale of loans and a $4.1 million decrease in securities gains, coupled with a $5.6 million increase in provision for loan and lease losses. Positively affecting earnings for the third quarter of 2013, in comparison to the third quarter of 2012, were an increase in net interest income and a decrease in net loss on repossessed assets. Loan growth was strong during the third quarter of 2013.

Commenting on Heartland's third quarter results, Lynn B. Fuller, Heartland's chairman, president and chief executive officer said, “Though Heartland’s third quarter earnings fell short of our expectations, we were pleased to see many positive results for the period. Notable highlights include improved loan growth, solid pre-tax, pre-provision earnings, an increase in net interest margin to 3.81% and year-to-date return on equity of 11.63%."

Net income available to common stockholders was $28.0 million, or $1.63 per diluted common share, for the nine months ended September 30, 2013, compared to $37.4 million, or $2.24 per diluted common share, earned during the first nine months of 2012. Return on average common equity was 11.63% and return on average assets was 0.76% for the first nine months of 2013, compared to 17.44% and 1.14%, respectively, for the same period in 2012.

Earnings for the first nine months of 2013, in comparison to the first nine months of 2012, were most positively affected by increases in net interest income, loan servicing income and service charges and fees, combined with a decrease in net loss on repossessed assets. In addition to a decline in gains on sale of loans during the first nine months of 2013, reduced securities gains and significant increases in salaries and employee benefits, occupancy and furniture and equipment expenses more than offset the improvements discussed above. The earnings for the first nine months of 2012 included the two best quarterly earnings in Heartland's history.

Net Interest Margin Percentage Remains Stable; Increases in Dollars

Net interest margin, expressed as a percentage of average earning assets, was 3.81% during the third quarter of 2013 compared to 3.71% during the second quarter of 2013, 3.77% during the first quarter of 2013 and 3.84% for the third quarter of 2012. For the nine-month periods ended September 30, net interest margin was 3.77% during 2013 and 4.03% during 2012.

Fuller said, “Our net interest margin increased to 3.81% during the third quarter from 3.71% for the previous quarter. Margin improvement was the result of a combination of loan growth, improved yields on securities and some improvement in funding costs.”

On a tax-equivalent basis, interest income in the third quarter of 2013 was $50.8 million compared to $48.5 million in the third quarter of 2012, an increase of $2.3 million or 5%. For the first nine months of 2013, interest income on a tax-equivalent basis was $150.9 million compared to $147.2 million during the same period in 2012, an increase of $3.7 million or 3%. Average earning assets increased $376.5 million or 9% during the third quarter of 2013 compared to the third quarter of 2012 and $528.7 million or 14% during the first nine months of 2013 compared to the same period in 2012, with approximately $225.0 million of the growth in both periods attributable to the three acquisitions completed during the second half of 2012. The average interest rate earned on total average earning assets was 4.58% during the third quarter of 2013 compared to 4.80% during the third quarter of 2012. For the first nine months of the year, the average interest rate earned on these assets was 4.56% during 2013 compared to 5.05% during 2012.

Interest expense for the third quarter of 2013 was $8.5 million, a decrease of $1.2 million or 12% from $9.7 million in the third quarter of 2012. On a nine-month comparative basis, interest expense decreased $3.2 million or 11%. Even though average interest bearing liabilities increased $177.8 million or 5% for the quarter ended September 30, 2013, as compared to the same quarter in 2012, and $266.4 million or 8% for the nine-month period ended on September 30, 2013, as compared to the same nine-month period in 2012, the average interest rate paid on Heartland's deposits and borrowings declined 21 basis points during the quarterly period under comparison and 23 basis points during the nine-month period under comparison. Contributing to this improvement in interest expense was a continued change in the mix of deposits. Average savings balances, the lowest cost interest bearing deposits, as a percentage of total average interest bearing deposits, were 71% during the third quarter of 2013 and 70% during the first nine-month period of 2013 compared to 68% for both the third quarter and first nine months of 2012. Additionally, the average interest rate paid on savings deposits was 0.30% during the third quarter and 0.31% during the first nine months of 2013 compared to 0.38% during the third quarter and 0.39% during the first nine months of 2012.

Net interest income on a tax-equivalent basis totaled $42.3 million during the third quarter of 2013, an increase of $3.5 million or 9% from the $38.8 million recorded during the third quarter of 2012. For the first nine months of 2013, net interest income on a tax-equivalent basis was $124.5 million, an increase of $6.9 million or 6% from the $117.6 million recorded during the first nine months of 2012.

Decrease in Noninterest Income; Increase in Noninterest Expenses

Noninterest income was $20.7 million during the third quarter of 2013 compared to $29.8 million during the third quarter of 2012, a decrease of $9.1 million or 31%. For the nine-month period ended September 30, noninterest income was $72.0 million in 2013 compared to $81.4 million in 2012, a decrease of $9.4 million or 12%. Although noninterest income was negatively affected by decreased gains on sale of loans and securities gains in both the quarterly and nine-month comparative periods, these decreases were partially offset by increases in loan servicing income and other fee income categories. Gains on sale of loans totaled $5.3 million during the third quarter of 2013 compared to $13.8 million during the third quarter of 2012, a decrease of $8.5 million or 62%. During the first nine months of 2013, gains on sale of loans totaled $24.2 million compared to $34.9 million during the first nine months of 2012, a $10.7 million or 31% decrease. Gains on sale of loans result primarily from the gain or loss on sales of mortgage loans into the secondary market, related fees and fair value marks on the associated derivatives. The volume of residential mortgage loans sold totaled $336.8 million during the third quarter of 2013 compared to $448.7 million during the third quarter of 2012, and totaled $1.21 billion during the first nine months of 2013 compared to $1.05 billion during the first nine months of 2012. Securities gains totaled $1.1 million during the third quarter of 2013 compared to $5.2 million during the third quarter of 2012, and totaled $6.6 million during the first nine months of 2013 compared to $14.1 million during the first nine months of 2012.

Loan servicing income increased $968,000 or 32% for the third quarter of 2013 as compared to the third quarter of 2012 and $3.6 million or 46% for the nine-month period ended September 30, 2013, as compared to the same period in 2012. Included in loan servicing income are the fees collected for the servicing of mortgage loans for others, which are dependent upon the aggregate outstanding balance of these loans, rather than quarterly production and sale of mortgage loans. Fees collected for the servicing of mortgage loans for others were $1.9 million during the third quarter of 2013 compared to $1.1 million during the third quarter of 2012, an increase of $780,000 or 69%. For the first nine months of 2013, fees collected for the servicing of mortgage loans for others was $4.9 million compared to $3.1 million during the first nine months of 2012, an increase of $1.8 million or 58%. The portfolio of mortgage loans serviced for others by Heartland totaled $2.89 billion at September 30, 2013, compared to $1.96 billion at September 30, 2012.

As reflected in the table below, on a sequential quarterly basis, residential mortgage loan originations and the gains on sale of residential mortgage loans and the mortgage servicing rights income they create, decreased in the first three quarters of 2013 as compared to the last two quarters of 2012. These decreases resulted primarily from the seasonality typically experienced in mortgage loan activity during the first quarter of the year, coupled with an increase in residential mortgage loan interest rates and corresponding decrease in refinancing activity. Heartland is committed to achieving long term success in the mortgage banking business which depends on its ability to shift toward the origination of loans for the purchase of new homes versus the refinance of mortgages on existing homes. For the third quarter of 2013, refinancing activity represented 34% of total mortgage loan originations compared to 50% of total mortgage loan originations during the second quarter of 2013, 70% during the first quarter of 2013, 71% during the fourth quarter of 2012 and 64% during the third quarter of 2012.

The following table summarizes Heartland's residential mortgage loan activity during the most recent five quarters, in thousands:

	As Of and For the Quarter Ended
	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012
Mortgage Servicing Fees	$1,903	$1,613	$1,430	$1,304	$1,123
Mortgage Servicing Rights Income	3,386	3,965	3,245	3,535	3,316
Mortgage Servicing Rights Amortization	(1,811)	(1,976)	(1,761)	(1,871)	(1,896)
Total Residential Mortgage Loan Servicing Income	$3,478	$3,602	$2,914	$2,968	$2,543
Valuation Adjustment on Mortgage Servicing Rights	$—	$—	$496	$197	$(493)
Gains On Sale of Residential Mortgage Loans	$5,279	$9,005	$9,641	$13,966	$13,750
Total Residential Mortgage Loan Applications	$416,128	$653,461	$556,890	$645,603	$672,382
Residential Mortgage Loans Originated	$349,012	$470,813	$432,974	$490,525	$488,658
Residential Mortgage Loans Sold	$336,780	$445,452	$424,931	$478,280	$448,704
Residential Mortgage Loan Servicing Portfolio	$2,887,667	$2,679,283	$2,428,067	$2,199,486	$1,963,567

For both the third quarter of 2013 and the third quarter of 2012, noninterest expense totaled $47.1 million. For the nine-month period ended September 30, noninterest expense totaled $142.7 million in 2013 compared to $128.8 million in 2012, a $13.9 million or 11% increase. The largest component of noninterest expense, salaries and employee benefits, increased $1.8 million or 7% during the third quarter of 2013 as compared to the same quarter in 2012 and $11.7 million or 15% for the nine-month period ended September 30, 2013, as compared to the same nine months in 2012. A large portion of these increases resulted from the expansion of Heartland's residential loan origination operations, with a smaller portion attributable to the additional employees joining Heartland through the acquisitions completed during the last two quarters of 2012. Full-time equivalent employees totaled 1,655 on September 30, 2013, compared to 1,391 on September 30, 2012. The impact of increases in occupancy, furniture and equipment and professional fees was mitigated by a reduction in net losses in repossessed assets of $2.7 million or 72% for the third quarter of 2013 compared to the third quarter of 2012 and $3.1 million or 39% for the nine-month period ended September 30, 2013, compared to the same period in 2012.

Fuller commented, “Like most banks providing mortgage loan services, we are experiencing a slowdown in loan originations. Despite the trend, we are fully committed to the ongoing opportunity in mortgage lending as a supplement to our community banking model. As we shift gears from refinancing to purchase originations, we are focusing on expansion into new markets. These include the Pacific Northwest, Kansas City and Milwaukee.”

Heartland's effective tax rate was 26.24% for the first nine months of 2013 compared to 32.73% for the first nine months of 2012. Federal low-income housing tax credits included in Heartland's effective tax rate totaled $599,000 during the first nine months of both 2013 and 2012. Heartland's effective tax rate is also affected by the level of tax-exempt interest income which, as a percentage of pre-tax income, was 33.37% during the first nine months of 2013 compared to 16.65% during the first nine months of 2012. The tax-equivalent adjustment for this tax-exempt interest income was $7.0 million during the first nine months of 2013 compared to $5.4 million during the first nine months of 2012.

Solid Growth in Loans; Increase in Deposits, With Improved Mix

Total assets were $4.91 billion at September 30, 2013, a decrease of $77.8 million or 2% annualized since December 31, 2012. Securities represented 29% of total assets at September 30, 2013, compared to 31% at year-end 2012 as a portion of the proceeds from maturities, paydowns and sales were used to fund loan growth.

Total loans and leases held to maturity were $2.90 billion at September 30, 2013, compared to $2.82 billion at year-end 2012, an increase of $80.2 million or 4% annualized. Loan demand continued to pick up during the third quarter of 2013, resulting in growth of $69.3 million or 10% annualized. During the second quarter of 2013, loan growth was $42.5 million or 6% annualized. Commercial and commercial real estate loans, which totaled $2.04 billion at September 30, 2013, increased $41.5 million or 3% annualized since year-end 2012, with $38.1 million occurring during the third quarter and $14.1 million occurring during the second quarter. Residential mortgage loans, which totaled $269.5 million at September 30, 2013, increased $19.8 million or 11% annualized since year-end 2012, with growth of $20.9 million occurring during the third quarter and $8.2 million occurring during the second quarter.

Agricultural and agricultural real estate loans, which totaled $324.3 million at September 30, 2013, decreased $4.0 million or 2% annualized since year-end 2012, with a decrease of $3.2 million occurring during the third quarter and growth of $12.9 million occurring during the second quarter. Consumer loans, which totaled $268.1 million at September 30, 2013, increased $22.4 million or 12% annualized since year-end 2012, with $13.3 million occurring during the third quarter and $7.8 million during the second quarter.

“We were pleased to see loan growth of $70 million during the quarter as well as improvement in the loan pipeline. Growth in quality loans remains a high priority. We continue to emphasize new business development and are devoting significant resources to support our calling officers,” added Fuller.

Fuller also noted, “Relative to the Small Business Lending Fund, we are pleased to note that the Heartland banks have reached, and exceeded, our goal for small business loan growth. As a result, we have locked in a one percent dividend rate through the first quarter of 2016. We continue to focus attention on the small business market as a key segment and one we are well-suited to serve.”

Total deposits were $3.92 billion at September 30, 2013, compared to $3.85 billion at year-end 2012, an increase of $79.3 million or 3% annualized. Demand deposits totaled $1.07 billion at September 30, 2013, an increase of $99.5 million or 14% annualized since year-end 2012. Savings deposits increased $39.0 million or 3% annualized since year-end 2012 and certificates of deposit decreased $59.1 million or 9% annualized. The composition of Heartland's deposits continued its positive trend as no-cost demand deposits as a percentage of total deposits were 27% at both September 30, 2013, and June 30, 2013, compared to 25% at both March 31, 2013, and December 31, 2012, while higher-cost certificates of deposit as a percentage of total deposits were 21% at September 30, 2013, compared to 22% at both June 30, 2013, and March 31, 2013, and 23% at December 31, 2012.

Fuller said, “Deposits are up year-over-year, primarily as a result of our acquisitions. We continue to realize the benefit of a shift in deposit mix, with growth in the key low-cost categories of demand, savings and money market accounts. Demand deposit balances continue to grow and currently represent 27 percent of total deposits.”

Common stockholders' equity was $314.9 million at September 30, 2013, compared to $313.4 million at June 30, 2013, and $320.1 million at year-end 2012. Book value per common share was $18.58 at September 30, 2013, compared to $18.51 at June 30, 2013, and $19.02 at year-end 2012. Changes in common stockholders' equity and book value per common share are the result of earnings, dividends paid, stock transactions and mark-to-market adjustment for unrealized gains and losses on securities available for sale. As a result of increases in market interest rates on many debt securities during the second and third quarters of 2013, Heartland's unrealized gains and losses on securities available for sale, net of applicable taxes, were at an unrealized loss of $17.5 million at September 30, 2013, and $7.5 million at June 30, 2013, compared to an unrealized gain of $17.4 million at March 31, 2013, and $20.5 million at December 31, 2012.

Increase in Provision for Loan Losses; Increase in Nonperforming Loans During the Quarter

The allowance for loan and lease losses at September 30, 2013, was 1.42% of loans and leases and 87.73% of nonperforming loans compared to 1.37% of loans and leases and 89.71% of nonperforming loans at December 31, 2012, and 1.53% of loans and leases and 99.16% of nonperforming loans at September 30, 2012. The provision for loan losses was $5.1 million for the third quarter of 2013 compared to a negative $502,000 for the third quarter of 2012. For the first nine months of 2013, provision for loan losses was $7.6 million compared to $4.8 million for the first nine months of 2012, a $2.8 million or 58% increase. During the third quarter of 2013, a $2.2 million impairment reserve was recorded on a $13.0 million secured loan to a bank holding company. Although not delinquent, this loan was moved to non-accrual status as of September 30, 2013, based upon management's assessment. The increased provision for loan and lease losses during 2013 was also attributable to the loan growth experienced, particularly during the second and third quarters.

Nonperforming loans, exclusive of those covered under loss sharing agreements, were $47.1 million or 1.62% of total loans and leases at September 30, 2013, compared to $41.0 million or 1.45% of total loans and leases at June 30, 2013, $32.8 million or 1.18% of total loans and leases at March 31, 2013, $43.2 million or 1.53% of total loans and leases at December 31, 2012, and $40.7 million or 1.54% of total loans and leases at September 30, 2012. Without the $13.0 million bank holding company loan previously discussed, nonperforming loans experienced a $6.9 million or 17% decrease during the quarter. Approximately 69%, or $32.3 million, of Heartland's nonperforming loans have individual loan balances exceeding $1.0 million. These nonperforming loans, to an aggregate of 6 borrowers, were primarily located in the Midwestern states, with $17.7 million originated by Dubuque Bank and

Trust Company, $6.0 million originated by Wisconsin Bank & Trust, $4.4 million originated by New Mexico Bank & Trust, $2.4 million originated by Rocky Mountain Bank and $1.8 million originated by Summit Bank & Trust. The portion of Heartland's nonperforming loans covered by government guarantees was $352,000 at September 30, 2013. The industry breakdown for nonperforming loans with individual balances exceeding $1.0 million, as identified using the North American Industry Classification System (NAICS), was $13.0 million for bank holding company, $6.8 million for lot and land development, $6.0 million for grain/cattle operation, $4.7 million for gas rig and $1.8 million for commercial real estate investment.

Delinquencies in each of the loan portfolios continue to be well-managed. Loans delinquent 30 to 89 days as a percent of total loans were 0.67% at September 30, 2013, compared to 0.29% at June 30, 2013, 0.48% at March 31, 2013, 0.32% at December 31, 2012, and 0.53% at September 30, 2012. The increase in delinquencies during the third quarter of 2013 was primarily associated with a single credit that was renewed after quarter end. Had this renewal occurred prior to quarter end, loans delinquent 30 to 89 days would have been at 0.37%.

Other real estate owned was $33.0 million at September 30, 2013, compared to $34.8 million at June 30, 2013, $36.7 million at March 31, 2013, and $35.8 million at December 31, 2012. Liquidation strategies have been identified for all the assets held in other real estate owned. Management continues to market these properties through an orderly liquidation process instead of a quick liquidation process in order to avoid discounts greater than the projected carrying costs. During 2013, $2.7 million of other real estate owned was sold during the third quarter and $11.3 million during the first nine months.

The schedules below summarize the changes in Heartland's nonperforming assets, including those covered by loss share agreements, during the third quarter of 2013 and the first nine months of 2013, in thousands:

	Nonperforming Loans	Other Real Estate Owned	Other Repossessed Assets	Total Nonperforming Assets
June 30, 2013	$41,580	$34,763	$603	$76,946
Loan foreclosures	(2,643)	2,608	35	—
Net loan charge offs	(1,461)	—	—	(1,461)
New nonperforming loans	16,070	—	—	16,070
Reduction of nonperforming loans(1)	(5,653)	—	—	(5,653)
OREO/Repossessed assets sales proceeds	—	(3,401)	(43)	(3,444)
OREO/Repossessed assets writedowns, net	—	(952)	(96)	(1,048)
Net activity at Citizens Finance Co.	—	—	(26)	(26)
September 30, 2013	$47,893	$33,018	$473	$81,384

(1) Includes principal reductions and transfers to performing status.

	Nonperforming Loans	Other Real Estate Owned	Other Repossessed Assets	Total Nonperforming Assets
December 31, 2012	$44,415	$35,822	$542	$80,779
Loan foreclosures	(13,909)	13,318	591	—
Net loan charge offs	(5,052)	—	—	(5,052)
New nonperforming loans	37,903	—	—	37,903
Reduction of nonperforming loans(1)	(15,464)	—	—	(15,464)
OREO/Repossessed assets sales proceeds	—	(12,239)	(481)	(12,720)
OREO/Repossessed assets writedowns, net	—	(3,883)	(141)	(4,024)
Net activity at Citizens Finance Co.	—	—	(38)	(38)
September 30, 2013	$47,893	$33,018	$473	$81,384

(1) Includes principal reductions and transfers to performing status.

Net charge-offs on loans during the third quarter of 2013 were $1.5 million compared to $536,000 during the third quarter of 2012.

“The increase in nonperforming assets during the third quarter was disappointing; however, it was primarily due to a single large credit. Excluding this one credit, we continue to see an improving trend for this measure. Credit quality remains one of our highest priorities,” Fuller concluded.

Conference Call Details

Heartland will host a conference call for investors at 5:00 p.m. EDT today. To participate, dial 877-407-0782 at least five minutes before start time. To listen to the live webcast, log on to www.htlf.com at least 15 minutes before start time. If you are unable to participate on the call, a replay will be available until October 27, 2014, by logging on to www.htlf.com.

About Heartland Financial USA, Inc.

Heartland Financial USA, Inc., one of Forbes 2013 "Best Banks in America," is a $5.7 billion diversified financial services company providing banking, mortgage, wealth management, investment, insurance and consumer finance services to individuals and businesses. Heartland currently has 78 banking locations in 56 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado, Minnesota, Kansas and Missouri and loan production offices in California, Nevada, Wyoming, Idaho and North Dakota. Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.

Safe Harbor Statement

This release, and future oral and written statements of Heartland and its management, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Heartland's financial condition, results of operations, plans, objectives, future performance and business. Although these forward-looking statements are based upon the beliefs, expectations and assumptions of Heartland's management, there are a number of factors, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which are detailed in the risk factors included in Heartland's Annual Report on Form 10-K filed with the Securities and Exchange Commission, include, among others: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war, (iii) changes in state and federal laws, regulations and governmental policies concerning the Company's general business; (iv) changes in interest rates and prepayment rates of the Company's assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the potential impact of acquisitions, (viii) the loss of key executives or employees; (ix) changes in consumer spending; (x) unexpected outcomes of existing or new litigation involving the Company; and (xii) changes in accounting policies and practices. All statements in this release, including forward-looking statements, speak only as of the date they are made, and Heartland undertakes no obligation to update any statement in light of new information or future events.

-FINANCIAL TABLES FOLLOW-

###

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended September 30,		For the Nine Months Ended September 30,
	2013	2012	2013	2012
Interest Income
Interest and fees on loans and leases	$40,154	$39,208	$119,707	$116,989
Interest on securities:
Taxable	4,803	4,452	14,174	17,050
Nontaxable	3,443	2,896	10,001	7,786
Interest on federal funds sold	—	—	—	1
Interest on deposits in other financial institutions	3	3	9	5
Total Interest Income	48,403	46,559	143,891	141,831
Interest Expense
Interest on deposits	4,769	5,504	14,911	16,883
Interest on short-term borrowings	131	215	387	652
Interest on other borrowings	3,623	4,028	11,122	12,114
Total Interest Expense	8,523	9,747	26,420	29,649
Net Interest Income	39,880	36,812	117,471	112,182
Provision for loan and lease losses	5,149	(502)	7,648	4,852
Net Interest Income After Provision for Loan and Lease Losses	34,731	37,314	109,823	107,330
Noninterest Income
Service charges and fees	4,487	3,944	12,775	11,240
Loan servicing income	3,984	3,016	11,461	7,832
Trust fees	2,918	2,667	8,764	7,940
Brokerage and insurance commissions	1,277	908	3,315	2,757
Securities gain (loss), net	1,118	5,212	6,612	14,106
Gain (loss) on trading account securities	263	(163)	839	(117)
Impairment loss on securities	—	—	—	(981)
Gains on sale of loans	5,251	13,750	24,246	34,941
Valuation adjustment on mortgage servicing rights	—	(493)	496	(674)
Income on bank owned life insurance	409	382	1,129	1,131
Other noninterest income	1,011	543	2,407	3,257
Total Noninterest Income	20,718	29,766	72,044	81,432
Noninterest Expense
Salaries and employee benefits	28,847	27,064	88,103	76,444
Occupancy	3,387	2,596	9,796	7,612
Furniture and equipment	1,917	1,541	6,033	4,504
Professional fees	4,486	4,217	12,262	10,938
FDIC insurance assessments	745	811	2,508	2,482
Advertising	1,360	1,183	3,836	3,558
Intangible assets amortization	196	146	594	399
Net loss on repossessed assets	1,069	3,775	4,886	7,986
Other noninterest expenses	5,140	5,826	14,642	14,835
Total Noninterest Expense	47,147	47,159	142,660	128,758
Income Before Income Taxes	8,302	19,921	39,207	60,004
Income taxes	1,492	6,338	10,289	19,642
Net Income	6,810	13,583	28,918	40,362
Net (income) loss attributable to noncontrolling interest, net of tax	—	4	(64)	23
Net Income Attributable to Heartland	6,810	13,587	28,854	40,385
Preferred dividends and discount	(276)	(949)	(889)	(2,991)
Net Income Available to Common Stockholders	$6,534	$12,638	$27,965	$37,394
Earnings per common share-diluted	$0.38	$0.75	$1.63	$2.24
Weighted average shares outstanding-diluted	17,221,154	16,745,968	17,183,219	16,729,637

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012
Interest Income
Interest and fees on loans and leases	$40,154	$39,726	$39,827	$39,510	$39,208
Interest on securities:
Taxable	4,803	4,712	4,659	5,079	4,452
Nontaxable	3,443	3,360	3,198	2,912	2,896
Interest on federal funds sold	—	—	—	3	—
Interest on deposits in other financial institutions	3	2	4	3	3
Total Interest Income	48,403	47,800	47,688	47,507	46,559
Interest Expense
Interest on deposits	4,769	5,066	5,076	5,347	5,504
Interest on short-term borrowings	131	108	148	166	215
Interest on other borrowings	3,623	3,702	3,797	4,020	4,028
Total Interest Expense	8,523	8,876	9,021	9,533	9,747
Net Interest Income	39,880	38,924	38,667	37,974	36,812
Provision for loan and lease losses	5,149	1,862	637	3,350	(502)
Net Interest Income After Provision for Loan and Lease Losses	34,731	37,062	38,030	34,624	37,314
Noninterest Income
Service charges and fees	4,487	4,280	4,008	4,002	3,944
Loan servicing income	3,984	4,106	3,371	3,468	3,016
Trust fees	2,918	2,942	2,904	2,538	2,667
Brokerage and insurance commissions	1,277	1,087	951	945	908
Securities gain (loss), net	1,118	2,067	3,427	(108)	5,212
Gain (loss) on trading account securities	263	262	314	164	(163)
Impairment loss on securities	—	—	—	—	—
Gains on sale of loans	5,251	9,083	9,912	14,257	13,750
Valuation adjustment on mortgage servicing rights	—	—	496	197	(493)
Income on bank owned life insurance	409	315	405	311	382
Other noninterest income	1,011	716	680	1,456	543
Total Noninterest Income	20,718	24,858	26,468	27,230	29,766
Noninterest Expense
Salaries and employee benefits	28,847	29,516	29,740	29,283	27,064
Occupancy	3,387	3,224	3,185	3,017	2,596
Furniture and equipment	1,917	2,065	2,051	1,822	1,541
Professional fees	4,486	4,233	3,543	4,400	4,217
FDIC insurance assessments	745	861	902	810	811
Advertising	1,360	1,248	1,228	1,736	1,183
Intangible assets amortization	196	198	200	163	146
Net loss on repossessed assets	1,069	2,477	1,340	1,983	3,775
Other noninterest expenses	5,140	4,944	4,558	11,409	5,826
Total Noninterest Expense	47,147	48,766	46,747	54,623	47,159
Income Before Income Taxes	8,302	13,154	17,751	7,231	19,921
Income taxes	1,492	3,598	5,199	(2,258)	6,338
Net Income	6,810	9,556	12,552	9,489	13,583
Net (income) loss attributable to noncontrolling interest, net of tax	—	—	(64)	(82)	4
Net Income Attributable to Heartland	6,810	9,556	12,488	9,407	13,587
Preferred dividends and discount	(276)	(205)	(408)	(409)	(949)
Net Income Available to Common Stockholders	$6,534	$9,351	$12,080	$8,998	$12,638
Earnings per common share-diluted	$0.38	$0.54	$0.70	$0.54	$0.75
Weighted average shares outstanding-diluted	17,221,154	17,203,924	17,187,180	16,812,947	16,745,968

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As Of
	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012
Assets
Cash and cash equivalents	$165,008	$112,097	$74,587	$168,054	$191,126
Time deposits in other financial institutions	3,605	3,605	3,605	—	—
Securities	1,446,670	1,578,573	1,580,719	1,561,957	1,332,082
Loans held for sale	61,326	88,541	91,708	96,165	99,429
Loans and leases:
Held to maturity	2,901,706	2,832,377	2,789,893	2,821,549	2,647,959
Loans covered by loss share agreements	5,876	6,275	6,741	7,253	8,511
Allowance for loan and lease losses	(41,311)	(37,623)	(37,528)	(38,715)	(40,401)
Loans and leases, net	2,866,271	2,801,029	2,759,106	2,790,087	2,616,069
Premises, furniture and equipment, net	129,029	129,938	128,411	128,294	120,334
Goodwill	30,627	30,627	30,627	30,627	26,590
Other intangible assets, net	23,435	22,056	20,266	18,486	15,612
Cash surrender value on life insurance	79,238	75,992	75,907	75,480	72,853
Other real estate, net	33,018	34,763	36,704	35,822	36,139
FDIC indemnification asset	795	282	528	749	1,238
Other assets	73,708	82,253	98,390	84,832	81,725
Total Assets	$4,912,730	$4,959,756	$4,900,558	$4,990,553	$4,593,197
Liabilities and Equity
Liabilities
Deposits:
Demand	$1,073,688	$1,029,784	$971,142	$974,232	$877,790
Savings	2,043,397	1,978,962	2,022,625	2,004,438	1,809,776
Time	807,913	832,388	848,689	866,990	815,470
Total deposits	3,924,998	3,841,134	3,842,456	3,845,660	3,503,036
Short-term borrowings	224,048	339,181	202,694	224,626	245,308
Other borrowings	322,538	336,332	336,577	389,025	377,536
Accrued expenses and other liabilities	44,543	47,974	104,857	126,703	72,571
Total Liabilities	4,516,127	4,564,621	4,486,584	4,586,014	4,198,451
Equity
Preferred equity	81,698	81,698	81,698	81,698	81,698
Common equity	314,905	313,437	329,478	320,107	310,396
Total Heartland Stockholders' Equity	396,603	395,135	411,176	401,805	392,094
Noncontrolling interest	—	—	2,798	2,734	2,652
Total Equity	396,603	395,135	413,974	404,539	394,746
Total Liabilities and Equity	$4,912,730	$4,959,756	$4,900,558	$4,990,553	$4,593,197
Common Share Data
Book value per common share	$18.58	$18.51	$19.54	$19.02	$18.81
ASC 320 effect on book value per common share	$(0.66)	$(0.44)	$1.03	$1.21	$1.46
Common shares outstanding, net of treasury stock	16,951,053	16,934,161	16,865,919	16,827,835	16,505,241
Tangible Capital Ratio(1)	5.78%	5.69%	6.09%	5.78%	6.18%

(1) Total common stockholders' equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by total assets less intangible assets (excluding mortgage servicing rights). This is a non-GAAP financial measure but has been included as it is considered to be a critical metric with which to analyze and evaluate financial condition and capital strength.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended		For the Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Average Balances
Assets	$4,901,972	$4,532,302	$4,907,436	$4,370,919
Loans and leases, net of unearned	2,937,508	2,727,806	2,906,970	2,660,556
Deposits	3,861,624	3,415,810	3,845,120	3,303,138
Earning assets	4,396,140	4,019,601	4,420,699	3,892,024
Interest bearing liabilities	3,413,205	3,235,440	3,418,956	3,152,584
Common stockholders' equity	309,472	299,408	321,511	286,479
Total stockholders' equity	391,170	383,763	404,417	370,837
Tangible common stockholders' equity	276,511	272,078	288,349	259,060

Earnings Performance Ratios
Annualized return on average assets	0.53%	1.11%	0.76%	1.14%
Annualized return on average common equity	8.38%	16.79%	11.63%	17.44%
Annualized return on average common tangible equity	9.38%	18.48%	12.97%	19.28%
Annualized net interest margin (1)	3.81%	3.84%	3.77%	4.03%
Efficiency ratio, fully taxable equivalent (2)	76.21%	74.47%	75.10%	69.64%

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012
Average Balances
Assets	$4,901,972	$4,932,852	$4,890,023	$4,739,887	$4,532,302
Loans and leases, net of unearned	2,937,508	2,905,778	2,876,960	2,803,361	2,727,806
Deposits	3,861,624	3,871,945	3,801,125	3,674,507	3,415,810
Earning assets	4,396,140	4,461,923	4,404,119	4,171,475	4,019,601
Interest bearing liabilities	3,413,205	3,433,686	3,412,641	3,330,270	3,235,440
Common stockholders' equity	309,472	332,386	322,820	316,073	299,408
Total stockholders' equity	391,170	414,976	407,282	400,442	383,763
Tangible common stockholders' equity	276,511	299,225	289,453	288,359	272,078

Earnings Performance Ratios
Annualized return on average assets	0.53%	0.76%	1.00%	0.76%	1.11%
Annualized return on average common equity	8.38%	11.28%	15.18%	11.33%	16.79%
Annualized return on average common tangible equity	9.38%	12.53%	16.93%	12.41%	18.48%
Annualized net interest margin (1)	3.81%	3.71%	3.77%	3.81%	3.84%
Efficiency ratio, fully taxable equivalent (2)	76.21%	76.08%	73.06%	81.13%	74.47%

(1) Computed on a tax equivalent basis using an effective tax rate of 35%
(2) Efficiency ratio, fully taxable equivalent, is noninterest expense, divided by the sum of taxable equivalent net interest income plus noninterest income, excluding investment securities gains (losses), net. This efficiency ratio is presented on a taxable equivalent basis, which adjusts net interest income for the tax-favored status of certain loans and investment securities. Management believes this measure to be the preferred industry measurement of net interest income as it enhances the comparability of net interest income arising from taxable and tax-exempt sources and it excludes certain specific revenue items (such as investment securities gains (losses), net). This is a non-GAAP measure.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of and for the Quarter Ended
	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012
Loan and Lease Data
Loans held to maturity:
Commercial and commercial real estate	$2,042,995	$2,004,883	$1,990,818	$2,001,492	$1,902,588
Residential mortgage	269,501	248,604	240,453	249,689	228,972
Agricultural and agricultural real estate	324,339	327,490	314,606	328,311	283,697
Consumer	268,112	254,825	246,996	245,678	236,619
Unearned discount and deferred loan fees	(3,241)	(3,425)	(2,980)	(3,621)	(3,917)
Total loans and leases held to maturity	$2,901,706	$2,832,377	$2,789,893	$2,821,549	$2,647,959
Loans covered under loss share agreements:
Commercial and commercial real estate	$2,402	$2,519	$2,738	$3,074	3,772
Residential mortgage	2,433	2,493	2,722	2,645	3,099
Agricultural and agricultural real estate	446	441	453	748	863
Consumer	595	822	828	786	777
Total loans and leases covered under loss share agreements	$5,876	$6,275	$6,741	$7,253	$8,511
Asset Quality
Not covered under loss share agreements:
Nonaccrual loans	$47,088	$41,003	$32,356	$43,156	$40,743
Loans and leases past due ninety days or more as to interest or principal payments	—	6	454	—	—
Other real estate owned	32,753	33,709	35,697	35,470	35,994
Other repossessed assets	469	603	1,059	542	496
Total nonperforming assets not covered under loss share agreements	$80,310	$75,321	$69,566	$79,168	$77,233
Performing troubled debt restructured loans	$19,371	$32,661	$24,473	$21,121	$22,385
Covered under loss share agreements:
Nonaccrual loans	$805	571	636	1,259	2,236
Other real estate owned	265	1,054	1,007	352	145
Other repossessed assets	4	—	—	—	—
Total nonperforming assets covered under loss share agreements	$1,074	$1,625	$1,643	$1,611	$2,381
Allowance for Loan and Lease Losses
Balance, beginning of period	$37,623	37,528	38,715	40,401	41,439
Provision for loan and lease losses	5,149	1,862	637	3,350	(502)
Charge-offs on loans not covered by loss share agreements	(2,454)	(2,742)	(3,041)	(7,455)	(2,785)
Charge-offs on loans covered by loss share agreements	(59)	(31)	(23)	(137)	(265)
Recoveries	1,052	$1,006	$1,240	$2,556	$2,514
Balance, end of period	$41,311	$37,623	$37,528	$38,715	$40,401
Asset Quality Ratios Excluding Assets Covered Under Loss Share Agreements
Ratio of nonperforming loans and leases to total loans and leases	1.62%	1.45%	1.18%	1.53%	1.54%
Ratio of nonperforming assets to total assets	1.62%	1.52%	1.42%	1.59%	1.68%
Annualized ratio of net loan charge-offs to average loans and leases	0.20%	0.24%	0.26%	0.71%	0.08%
Allowance for loan and lease losses as a percent of loans and leases	1.42%	1.33%	1.35%	1.37%	1.53%
Allowance for loan and lease losses as a percent of nonperforming loans and leases	87.73%	91.74%	114.38%	89.71%	99.16%

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS
	For the Quarter Ended
	September 30, 2013			September 30, 2012
	Average			Average
	Balance	Interest	Rate	Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$1,086,302	$4,803	1.75%	$1,008,820	$4,452	1.76%
Nontaxable(1)	401,083	5,297	5.24	316,409	4,455	5.60
Total securities	1,487,385	10,100	2.69	1,325,229	8,907	2.67
Interest bearing deposits	9,054	3	0.13	6,631	3	0.18
Federal funds sold	237	—	—	220	—	—
Loans and leases:
Commercial and commercial real estate(1)	2,020,895	25,461	5.00	1,907,128	25,210	5.26
Residential mortgage	327,185	3,423	4.15	301,166	3,324	4.39
Agricultural and agricultural real estate(1)	327,266	4,274	5.18	285,018	3,940	5.50
Consumer	262,162	6,144	9.30	234,494	5,798	9.84
Fees on loans		1,377	—	—	1,334	—
Less: allowance for loan and lease losses	(38,044)	—	—	(40,285)	—	—
Net loans and leases	2,899,464	40,679	5.57	2,687,521	39,606	5.86
Total earning assets	4,396,140	50,782	4.58%	4,019,601	48,516	4.80%
Nonearning Assets	505,832			512,701
Total Assets	$4,901,972	$50,782		$4,532,302	$48,516
Interest Bearing Liabilities
Savings	$1,985,496	$1,495	0.30%	$1,745,324	$1,683	0.38%
Time, $100,000 and over	301,633	1,056	1.39	290,236	1,179	1.62
Other time deposits	517,826	2,218	1.70	533,177	2,642	1.97
Short-term borrowings	277,041	131	0.19	289,213	215	0.30
Other borrowings	331,209	3,623	4.34	377,490	4,028	4.24
Total interest bearing liabilities	3,413,205	8,523	0.99%	3,235,440	9,747	1.20%
Noninterest Bearing Liabilities
Noninterest bearing deposits	1,056,669			847,073
Accrued interest and other liabilities	40,928			66,026
Total noninterest bearing liabilities	1,097,597			913,099
Stockholders' Equity	391,170			383,763
Total Liabilities and Stockholders' Equity	$4,901,972			$4,532,302
Net interest income(1)		$42,259			$38,769
Net interest spread(1)			3.59%			3.60%
Net interest income to total earning assets(1)			3.81%			3.84%
Interest bearing liabilities to earning assets	77.64%			80.49%

(1) Computed on a tax equivalent basis using an effective tax rate of 35%

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS
	For the Nine Months Ended
	September 30, 2013			September 30, 2012
	Average			Average
	Balance	Interest	Rate	Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$1,153,876	$14,174	1.64%	$994,961	$17,050	2.29%
Nontaxable(1)	388,195	15,386	5.30	269,589	11,978	5.93
Total securities	1,542,071	29,560	2.56	1,264,550	29,028	3.07
Interest bearing deposits	9,216	9	0.13	5,684	5	0.12
Federal funds sold	672	—	—	599	1	0.22
Loans and leases:
Commercial and commercial real estate(1)	2,000,590	76,288	5.10	1,872,461	75,408	5.38
Residential mortgage	331,854	10,334	4.16	285,545	9,762	4.57
Agricultural and agricultural real estate(1)	321,671	12,843	5.34	276,145	11,802	5.71
Consumer	252,855	17,894	9.46	226,405	16,968	10.01
Fees on loans		4,009	—		4,239	—
Less: allowance for loan and lease losses	(38,230)	—	—	(39,365)	—	—
Net loans and leases	2,868,740	121,368	5.66	2,621,191	118,179	6.02
Total earning assets	4,420,699	150,937	4.56%	3,892,024	147,213	5.05%
Nonearning Assets	486,737			478,895
Total Assets	$4,907,436	$150,937		$4,370,919	$147,213
Interest Bearing Liabilities
Savings	$1,986,083	$4,637	0.31%	$1,717,213	$5,064	0.39%
Time, $100,000 and over	310,333	3,395	1.46	264,539	3,602	1.82
Other time deposits	532,291	6,879	1.73	528,839	8,217	2.08
Short-term borrowings	250,326	387	0.21	265,695	652	0.33
Other borrowings	339,923	11,122	4.37	376,298	12,114	4.30
Total interest bearing liabilities	3,418,956	26,420	1.03%	3,152,584	29,649	1.26%
Noninterest Bearing Liabilities
Noninterest bearing deposits	1,016,413			792,547
Accrued interest and other liabilities	67,650			54,951
Total noninterest bearing liabilities	1,084,063			847,498
Stockholders' Equity	404,417			370,837
Total Liabilities and Stockholders' Equity	$4,907,436			$4,370,919
Net interest income(1)		$124,517			$117,564
Net interest spread(1)			3.53%			3.79%
Net interest income to total earning assets(1)			3.77%			4.03%
Interest bearing liabilities to earning assets	77.34%			81.00%

(1) Computed on a tax equivalent basis using an effective tax rate of 35%

HEARTLAND FINANCIAL USA, INC.
SELECTED FINANCIAL DATA - SUBSIDIARY BANKS (Unaudited)
DOLLARS IN THOUSANDS
	As of and For the Quarter Ended
	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012
Total Assets
Dubuque Bank and Trust Company	$1,438,041	$1,512,215	$1,436,744	$1,482,504	$1,478,943
New Mexico Bank & Trust	999,555	1,029,360	1,010,607	1,026,952	973,177
Wisconsin Bank & Trust	635,606	643,727	651,277	691,715	511,580
Rocky Mountain Bank	464,221	448,855	457,389	465,614	435,283
Riverside Community Bank	460,224	450,915	422,352	450,863	424,044
Arizona Bank & Trust	415,174	393,829	404,518	307,871	275,053
Galena State Bank & Trust Co.	296,383	290,388	294,484	295,226	295,222
Minnesota Bank & Trust	166,324	164,714	127,044	126,421	109,586
Summit Bank & Trust	115,547	118,049	115,649	119,752	104,066
Total Deposits
Dubuque Bank and Trust Company	$1,118,225	$1,122,506	$1,123,323	$1,150,141	$1,089,125
New Mexico Bank & Trust	765,903	748,345	716,938	721,445	720,520
Wisconsin Bank & Trust	545,163	527,762	533,956	549,773	424,146
Rocky Mountain Bank	375,949	367,707	380,024	372,135	354,396
Riverside Community Bank	371,779	334,248	352,189	344,005	335,899
Arizona Bank & Trust	320,737	321,813	339,797	243,044	216,851
Galena State Bank & Trust Co.	252,691	245,324	235,000	245,554	247,334
Minnesota Bank & Trust	151,659	145,246	111,886	109,862	91,179
Summit Bank & Trust	102,855	102,891	100,617	93,318	88,540
Net Income (Loss)
Dubuque Bank and Trust Company	$2,737	$3,694	$2,872	$5,581	$5,485
New Mexico Bank & Trust	1,660	2,520	3,444	1,354	4,395
Wisconsin Bank & Trust	1,990	1,534	2,544	638	1,943
Rocky Mountain Bank	916	854	1,175	2,029	1,315
Riverside Community Bank	546	240	827	482	607
Arizona Bank & Trust	380	1,568	1,714	1,346	1,534
Galena State Bank & Trust Co.	324	981	1,270	929	938
Minnesota Bank & Trust	(124)	196	320	412	(15)
Summit Bank & Trust	(368)	(242)	(45)	(69)	(1)
Return on Average Assets
Dubuque Bank and Trust Company	0.74%	1.00%	0.81%	1.34%	1.50%
New Mexico Bank & Trust	0.66	0.99	1.38	0.53	1.78
Wisconsin Bank & Trust	1.24	0.96	1.58	0.44	1.53
Rocky Mountain Bank	0.80	0.75	1.03	1.86	1.21
Riverside Community Bank	0.46	0.21	0.77	0.46	0.57
Arizona Bank & Trust	0.38	1.59	1.69	1.87	2.22
Galena State Bank & Trust Co.	0.43	1.35	1.82	1.25	1.24
Minnesota Bank & Trust	(0.32)	0.55	1.03	1.41	(0.06)
Summit Bank & Trust	(1.27)	(0.85)	(0.16)	(0.25)	—
Net Interest Margin as a Percentage of Average Earning Assets
Dubuque Bank and Trust Company	3.30%	3.23%	3.37%	3.57%	3.61%
New Mexico Bank & Trust	3.58	3.53	3.56	3.51	3.50
Wisconsin Bank & Trust	4.43	4.25	4.34	4.16	4.04
Rocky Mountain Bank	4.15	3.96	3.82	4.26	4.35
Riverside Community Bank	2.82	2.89	2.80	3.02	2.44
Arizona Bank & Trust	4.57	4.29	4.25	3.89	3.76
Galena State Bank & Trust Co.	3.32	3.48	3.69	3.31	3.50
Minnesota Bank & Trust	3.50	3.30	3.68	4.04	4.47
Summit Bank & Trust	3.76	3.57	3.89	3.62	3.75

HEARTLAND FINANCIAL USA, INC.
SELECTED FINANCIAL DATA - SUBSIDIARY BANKS (Unaudited)
DOLLARS IN THOUSANDS
	As of
	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012
Total Portfolio Loans and Leases
Dubuque Bank and Trust Company	$828,502	$828,088	$803,084	$814,400	$827,065
New Mexico Bank & Trust	508,452	501,373	490,691	497,837	490,102
Wisconsin Bank & Trust	444,174	442,184	445,869	446,214	355,670
Rocky Mountain Bank	301,224	285,900	272,385	278,252	286,138
Riverside Community Bank	181,024	174,498	167,776	166,852	155,191
Arizona Bank & Trust	278,616	251,416	249,642	189,314	185,186
Galena State Bank & Trust Co.	177,480	169,306	170,500	176,109	172,530
Minnesota Bank & Trust	94,182	89,121	89,876	90,729	85,860
Summit Bank & Trust	75,681	75,869	77,305	77,264	67,909
Allowance For Loan and Lease Losses
Dubuque Bank and Trust Company	$11,040	$8,858	$8,758	$9,217	$9,760
New Mexico Bank & Trust	7,007	6,619	6,381	6,837	7,834
Wisconsin Bank & Trust	4,554	4,420	4,248	4,164	3,719
Rocky Mountain Bank	4,451	4,404	4,009	4,072	4,135
Riverside Community Bank	3,012	2,924	3,174	3,240	3,122
Arizona Bank & Trust	3,841	3,573	4,065	4,444	4,723
Galena State Bank & Trust Co.	1,872	1,759	1,856	2,031	1,932
Minnesota Bank & Trust	1,068	944	920	961	915
Summit Bank & Trust	1,297	1,222	1,339	1,204	1,478
Nonperforming Loans and Leases
Dubuque Bank and Trust Company	$19,803	$9,612	$2,234	$2,783	$2,378
New Mexico Bank & Trust	7,406	8,606	8,228	10,711	8,455
Wisconsin Bank & Trust	6,825	7,921	3,875	5,433	6,673
Rocky Mountain Bank	4,076	5,997	6,130	8,174	6,167
Riverside Community Bank	4,120	2,769	3,118	3,473	4,685
Arizona Bank & Trust	1,862	2,240	3,378	3,549	5,409
Galena State Bank & Trust Co.	1,131	1,246	3,087	5,080	3,242
Minnesota Bank & Trust	—	3	4	5	5
Summit Bank & Trust	1,021	1,897	2,001	3,159	2,913
Allowance As a Percent of Total Loans and Leases
Dubuque Bank and Trust Company	1.33%	1.07%	1.09%	1.13%	1.18%
New Mexico Bank & Trust	1.38	1.32	1.30	1.37	1.60
Wisconsin Bank & Trust	1.03	1.00	0.95	0.93	1.05
Rocky Mountain Bank	1.48	1.54	1.47	1.46	1.45
Riverside Community Bank	1.66	1.68	1.89	1.94	2.01
Arizona Bank & Trust	1.38	1.42	1.63	2.35	2.55
Galena State Bank & Trust Co.	1.05	1.04	1.09	1.15	1.12
Minnesota Bank & Trust	1.13	1.06	1.02	1.06	1.07
Summit Bank & Trust	1.71	1.61	1.73	1.56	2.18